Exhibit 4.6
BANK OF AMERICA CORPORATION
REGISTRATION RIGHTS AGREEMENT
December 19, 2006
Banc of America Securities LLC
214 North Tryon Street, Suite 3800
Charlotte, NC 28255
Ladies and Gentlemen:
     Bank of America Corporation, a Delaware corporation (the “Company”), has made offers (the “Exchange Offers”) to exchange up to $2,000,000,000 each of its (i) 5.42% Subordinated Notes due 2017 and (ii) 5.49% Subordinated Notes due 2019 (the “Securities”) to be issued pursuant to an indenture dated January 1, 1995, as supplemented by the First Supplemental Indenture dated as of August 28, 1998 (as so supplemented, the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”), for certain of its issued and outstanding (i) 7.80% Subordinated Notes due 2010, (ii) 7.40% Subordinated Notes due 2011, (iii) 6.375% Subordinated Notes due 2008, (iv) 6.25% Subordinated Notes due 2008 and (v) 7.125% Subordinated Notes due 2009, held by eligible holders. The Company agrees with you for the benefit of the holders from time to time of the Securities (each of the foregoing a “Holder” and together the “Holders”), as follows:
     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Indenture. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “Additional Interest” has the meaning set forth in Section 7(a) hereof.
     “Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Commission” means the Securities and Exchange Commission.
     “Dealer Manager Agreement” means the dealer manager agreement dated November 13, 2006 between the Company and Banc of America Securities LLC as dealer manager.
     “Exchange Offer Registration Period” means the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

     “Exchange Offer Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Exchange Securities” means debt securities of the Company identical in all material respects to the applicable series of the Securities (except that the interest rate step-up provisions and the transfer restrictions will be modified or eliminated, as appropriate), to be issued under the Indenture.
     “Exchanging Dealer” means any Holder which is a broker-dealer electing to exchange Securities acquired for its own account as a result of market-making activities or other trading activities for Exchange Securities.
     “Holder” has the meaning set forth in the preamble hereto.
     “Indenture” has the meaning set forth in the preamble hereto.
     “Losses” has the meaning set forth in Section 6(d) hereof.
     “Majority Holders” means the Holders of a majority of the aggregate principal amount of securities registered under a Registration Statement.
     “Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an offering of securities under a Shelf Registration Statement.
     “Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.
     “Registered Exchange Offer” means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like principal amount of the applicable Exchange Securities.
     “Registration Default” has the meaning set forth in Section 7(a) hereof.
     “Registration Securities” has the meaning set forth in Section 3(a) hereof.
     “Registration Statement” means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including, without limitation, post-effective amendments, in each case including the

Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Securities” has the meaning set forth in the preamble hereto.
     “Securities Act” means the Securities Act of 1933 as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Shelf Registration” means a registration effected pursuant to Section 3 hereof.
     “Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.
     “Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some of or all the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Trustee” has the meaning set forth in the preamble hereto.
     “underwriter” means any underwriter of securities in connection with an offering thereof under a Shelf Registration Statement.
     2. Registered Exchange Offer; Resales of Exchange Securities by Exchanging Dealers; Private Exchange.
          (a) The Company shall prepare and, not later than 90 days after the date of the original issuance of the Securities, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 180 days after the date of the original issuance of the Securities.
          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall (i) within two business days thereafter commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States and (ii) use its reasonable best efforts to issue, promptly after the expiration of such Registered Exchange Offer, the Exchange Securities in exchange for all Securities validly tendered prior to the expiration of such Registered Exchange Offer.

          (c) In connection with the Registered Exchange Offer, the Company shall:
     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
     (ii) keep the Registered Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);
     (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and
     (iv) comply in all material respects with all applicable laws.
          (d) As soon as practicable after the close of the Registered Exchange Offer:
     (i) the Company shall accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;
     (ii) the Company shall deliver to the Trustee for cancelation all Securities so accepted for exchange; and
     (iii) the Company shall instruct the Trustee to promptly authenticate and deliver to each Holder of Securities, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.
          (e) The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:
     (i) include the information set forth in Annex A hereto on the cover of the Prospectus forming part of an Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Prospectus forming part of an Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming part of the Exchange Offer Registration Statement, and in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer (it being understood that a Holder’s participation in the Exchange Offer is conditioned on the Holder, by executing and returning the Letter of Transmittal, representing in writing to the Company as set forth in Rider B of Annex D hereto); and
     (ii) use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the

Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of Exchange Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.
     3. Shelf Registration. If, (i) because of any change in law or applicable interpretations thereof by the Commission’s staff, the Company determines upon advice of its counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) any Holder is not eligible to participate in the Registered Exchange Offer or (iii) for any other reason the Registered Exchange Offer is not completed within 225 days after the date of the original issuance of the Securities or the Registered Exchange Offer is not consummated within 45 days after the Exchange Offer Registration Statement is declared effective, or (iv) in the case of any such Holder that participates in the Registered Exchange Offer, such Holder does not receive freely tradable Exchange Securities in exchange for tendered Securities, other than by reason of such Holder being an affiliate of the Company within the meaning of the Securities Act (it being understood that, for purposes of this Section 3, the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market making activities or other trading activities shall not result in such Exchange Securities not being “freely tradeable”), the following provisions shall apply:
          (a) The Company shall as promptly as practicable (but in no event later than 60 days after so required or requested pursuant to this Section 3), file with the Commission and thereafter use its reasonable best efforts to cause to become effective under the Act a Shelf Registration Statement, or shall, if permitted by Rule 430B under the Act, otherwise designate an existing effective shelf registration statement with the Commission for use by the Holders as a Shelf Registration Statement, relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement (such Securities or Exchange Securities, as applicable, to be sold by such Holders under such Shelf Registration Statement being referred to herein as “Registration Securities”), and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.
          (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date of the original issuance of the Securities or such shorter period that will terminate when all the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligation hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

     4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:
          (a) (i) The Company shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Exchange Offer Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed or designated with the Commission, such comments as you reasonably may propose.
               (ii) The Company shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Shelf Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed or designated with the Commission, such comments as any Holder whose securities are to be included in such Shelf Registration Statement reasonably may propose.
          (b) The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (c) (i) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:
     (1) when a Registration Statement and any amendment thereto has been filed (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated) with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated); and
     (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

               (ii) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:
     (1) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
     (2) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
     (3) of the determination by the Company that use of the Prospectus must be suspended due to the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.
     Each such Holder or Exchanging Dealer agrees by its acquisition of such securities to be sold by such Holder or Exchanging Dealer, that, upon being so advised by the Company of a determination by the Company to suspend the use of the Prospectus described in clause (3) of this paragraph (c)(ii), such Holder or Exchanging Dealer will forthwith discontinue disposition of such securities under such Registration Statement or Prospectus, until such Holder’s or Exchanging Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed.
          (d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.
          (e) The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).
          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.
          (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Exchanging Dealer so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).
          (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.
          (i) Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.
          (j) The Company shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement.
          (k) Upon the occurrence of any event contemplated by paragraph (c)(ii)(3) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (l) Not later than the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities or Exchange Securities, as the case may be, registered under such Registration Statement, and provide the Trustee with certificates for such Securities or Exchange Securities, eligible for deposit with The Depository Trust Company or any successor thereto under the Indenture.
          (m) The Company shall use its reasonable best efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders a consolidated earnings statement (which need not be audited) covering a twelve-month period commencing after the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.
          (n) The Company shall cause the Indenture, if not already so qualified, to be qualified under the Trust Indenture Act of 1939, as amended, on or prior to the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any Shelf Registration Statement or Exchange Offer Registration Statement.
          (o) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company in writing such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from any such Registration Statement the securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. Each Holder further agrees that, neither such Holder nor any underwriter participating in any disposition pursuant to any Shelf Registration Statement on such Holder’s behalf, will make any offer relating to the securities to be sold pursuant to such Shelf Registration Statement that would constitute an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company (and except for as otherwise provided in any underwriting agreement entered into by the Company and any such underwriter).
          (p) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, and Majority Holders reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (q) (i) In the case of any Shelf Registration Statement, the Company shall enter into such customary agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 6 hereof from Holders of Securities to the Company.
               (ii) Without limiting in any way paragraph (q)(i), no Holder may participate in any underwritten registration hereunder unless such Holder (x) agrees to sell such Holder’s securities to be covered by such registration on the basis provided in any underwriting arrangements approved by the Majority Holders and the Managing Underwriters and (y) completes and executes in a timely manner all customary questionnaires, powers of attorney, underwriting agreements and other documents reasonably required by the Company or the Managing Underwriters in connection with such underwriting arrangements.
          (r) In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by such person; (ii) cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for due diligence examinations in connection with primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings; (v) obtain “cold comfort” letters (or, in the case of any person that does not satisfy the conditions for receipt of a “cold comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed-upon procedures” letter under Statement on Auditing Standards No. 35) and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.
     5. Registration Expenses. Except as otherwise provided in Section 4, the Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith (“Holders’ Counsel”). Notwithstanding the foregoing, the Holders of the securities being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above in this Section 5, transfer taxes on resale of any of the securities by such Holders and any advertising expenses incurred by or on behalf of such Holders in connection with any offers they may make.
     6. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder, each other person, if any, who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that solely arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or that solely arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have; provided, however, that the Company shall not be liable to any such Holder in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein.
     The Company also agrees to indemnify or contribute to Losses of, as provided in Section 6(d), any underwriters of Securities registered under a Shelf Registration Statement, their officers, directors, employees and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof; provided, however, that the company shall not be liable to any such underwriter in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such underwriter expressly for use therein.
          (b) Each Holder of securities covered by a Registration Statement (including with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) and each underwriter of any Securities registered under a Shelf Registration Statement severally and not jointly agrees to (i) indemnify and hold harmless the Company, each of its directors and each officer who signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder or underwriter, as the case may be, but only with reference to written information relating to such Holder or underwriter, as the case may be, furnished to the Company by or on behalf of such Holder or underwriter, as the case may be, specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) reimburse the Company, as incurred, for any legal or other expenses reasonably incurred by it in connection with the investigation or defending of any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any such Holder or underwriter, as the case may be, may otherwise have.
          (c) Promptly after receipt by an indemnified person under this Section of notice of the commencement of any litigation or proceeding, such indemnified person will, if a claim is to be made hereunder against the Company in respect thereof, notify the Company in writing of the commencement thereof; provided that (i) the omission so to notify the Company will not relieve it from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Company will not relieve it from any liability which it may have to an indemnified person otherwise than on account of this Agreement. In case any such proceedings are brought against any indemnified person and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may elect by written notice delivered to such indemnified person, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person, provided that if the defendants in any such proceedings include both such indemnified person and the Company and such indemnified person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, such indemnified person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such proceedings on behalf of such indemnified person. Upon receipt of notice from the Company to such indemnified person of its election so to assume the defense of such proceedings and approval by such indemnified person of counsel, the Company shall not be liable to such indemnified person for expenses incurred by such indemnified person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such indemnified person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, the that Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Dealer Managers representing the indemnified persons who are parties to such proceedings), (ii) the Company shall not have employed counsel reasonably satisfactory to such indemnified person to represent such indemnified person within a reasonable time after notice of commencement of the proceedings or (iii) the Company has authorized in writing the employment of counsel for such indemnified person.
     The Company shall not be liable for any settlement of any litigation, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such proceedings, the Company agrees to indemnify and hold harmless each indemnified person from and against any and all Losses by reason of such settlement or judgment. The Company shall not, without the prior written consent of an indemnified person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless such settlement (i) includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of default, culpability or a failure to act by or on behalf of any indemnified person.
     The indemnity, reimbursement and contribution obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to an indemnified person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any indemnified person.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the aggregate principal amount of Securities issued in the Exchange Offers (before deducting expenses) and (y) the total amount of Additional Interest which the Company was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses, and benefits received by (i) any Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Securities Act and (ii) any underwriters shall be deemed to equal the total underwriting discounts and commissions actually received by the underwriters in connection with the resale of securities. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder or an underwriter, as the case may be, within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder or underwriter, as the case may be, shall have the same rights to contribution as such Holder or underwriter, as the case may be, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company or any underwriter or any of the officers, directors or controlling persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.
     7. Registration Defaults and Additional Interest. (a) If any of the following events (each a “Registration Default”) shall occur, then the Company shall pay certain additional interest (“Additional Interest”) to the Holders of the Series of Securities affected thereby in accordance with Section 7(b):
     (i) the Exchange Offer Registration Statement has not been filed with the Commission on or prior to the 90th day following the date of the original issuance of such Securities;
     (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th day following the date of the original issuance of such Securities;
     (iii) neither the Registered Exchange Offer with respect to such series of Securities has been completed nor the Shelf Registration Statement with respect to such series of Securities has become effective on or prior to the 225th day following the date of the original issuance of such Securities;
     (iv) the Exchange Offer Registration Statement with respect to such series of Securities has become effective but ceases to be effective or usable prior to the consummation of the Registered Exchange Offer with respect to such series of Securities unless such ineffectiveness is cured within the 180 day period described above; or

     (v) after the Shelf Registration Statement has become effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities for more than 90 days, whether or not consecutive, in any twelve-month period at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement.
          (b) Additional Interest shall accrue (in addition to stated interest on the Securities) on the aggregate principal amount of the series of Securities affected by the Registration Default from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Securities; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default unless and until all Registration Defaults have been cured. Accrued Additional Interest, if any, shall be paid in cash in arrears semiannually on March 15 and September 15 in each year; and the amount of accrued Additional Interest shall be determined on the basis of the number of days actually elapsed. Any accrued and unpaid interest (including Additional Interest) on any of the Securities shall, upon the issuance of an Exchange Security in exchange therefore cease to be payable to the Holder thereof but such accrued and unpaid interest (including Additional Interest) shall be payable on the next interest payment date for such Exchange Security to the Holder thereof on the related record date.
     8. Miscellaneous.
          (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that limits the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.
          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Securities). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.
          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery:
     (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture;
     (ii) if to you, initially at the address set forth in the Dealer Manager Agreement; and
     (iii) if to the Company, initially at its address set forth in the Dealer Manager Agreement.
     All such notices and communications shall be deemed to have been duly given when actually received.
     The Trustee or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.
          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or subsequent Holders of Securities and/or Exchange Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities and/or Exchange Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.
          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.
          (h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
          (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or

Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
     Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours, BANK OF AMERICA CORPORATION
By:	/s/ ANN J. TRAVIS
Name: Ann J. Travis
Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ LILY CHANG
Name: Lily Chang
Title: Principal

ANNEX A
     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Exchange Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date hereof (the “Expiration Date”) and ending on the close of business on the day that is 180 days following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B
     Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX C
PLAN OF DISTRIBUTION
     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the day that is 180 days following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until      , 200 , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.*/
     The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer (other than the expenses of counsel for the holders of the Securities) and commissions or concessions of any brokers or dealers) and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

*/	In addition, the legend required by Item 502(b) of Regulation S-K will appear on the back cover page of the Exchange Offer Prospectus.

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

ANNEX D
Rider A

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Rider B
If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.